UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 15, 1999


                                HealthStar Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    0-19499                    91-1934592
----------------------------        -----------              ------------------
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)


15720 North Greenway-Hayden Loop, Suite 1, Scottsdale, Arizona          85260
--------------------------------------------------------------        ----------
         (Address of principal executive offices)                     (Zip Code)


        Registrant's telephone number, including area code (888) 621-7900


             9495 East San Salvador Drive, Scottsdale, Arizona 85258
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     N/A

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     N/A

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     N/A

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     N/A

ITEM 5. OTHER EVENTS.

     On August 19, 1999, HealthStar approved the purchase of a 49% interest in Physiciansite.com, Inc., a privately-held Internet-based healthcare company. On November 15, 1999, HealthStar announced that it had terminated the related agreement. HealthStar was to have issued 4.0 million shares of its common stock to an investment group in exchange for the right to acquire the interest in Physiciansite.com through subsequent cash purchases of Physiciansite.com stock totaling $7.2 million. The agreement was terminated due to adverse accounting and tax issues.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     N/A

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     N/A

ITEM 8. CHANGE IN FISCAL YEAR.

     N/A

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HEALTHSTAR CORP.


Dated: November 22, 1999               By: /s/ Steven A. Marcus
                                            ------------------------------------
                                            Steven A. Marcus
                                       Its: Vice President, Chief Financial
                                            Officer and Secretary

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